UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PUSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2016

DIAMONDHEAD CASINO CORPORATION

 DELAWARE
    COMMISSION FILE NUMBER: 0-17529
              IRS EMPLOYER IDENTIFICATION NO. 59-2935476

1301 Seminole Boulevard, Suite 142
Largo, Florida 33770
(727) 674-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a- 12 under the Securities Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment  of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2016, Stephanie M. Stevens Forster tendered her resignation to the Board of Directors.  Ms. Stevens was appointed to the Board of Directors on April 10, 2015 and was a member of the Audit Committee.  In her resignation letter, Mrs. Forster expressed no disagreement with management and thanked the President of the Company for the opportunity to participate on the Board of Directors.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION

By: /s/ Deborah A. Vitale
Deborah A. Vitale
President

Dated: January 19, 2016